Exhibit 99.2

Participants

CORPORATE PARTICIPANTS

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

James H. Black

Senior Vice President, President Secure Services, The GEO Group, Inc.

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

OTHER PARTICIPANTS
Joe Gomes Analyst, Noble Capital Markets, Inc. Mitra Ramgopal Analyst, Sidoti & Co. LLC	Kirk Ludtke Analyst, Imperial Capital LLC

Management Discussion Section

Operator

Good morning and welcome to The GEO Group First Quarter 2022 Earnings Conference Call. All participants will be in listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note this event is being recorded.

I would now like to turn the conference over to Pablo Paez, Executive Vice President of Corporate Relations. Please go ahead.

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

Thank you, operator. Good morning, everyone, and thank you for joining us for today’s discussion of The GEO Group’s first quarter 2022 earnings results. With us today are George Zoley, Executive Chairman of the Board; Jose Gordo, Chief Executive Officer; Brian Evans, Chief Financial Officer; James Black, President of GEO Secure Services; and Ann Schlarb, President of GEO Care. This morning, we will discuss our first quarter results and our outlook. We will conclude the call with a question-and-answer session. This conference call is also being webcast live on our Investor website at investors.geogroup.com.

Today, we will discuss non-GAAP basis information. A reconciliation from non-GAAP basis information to GAAP basis results is included in the press release and the supplemental disclosure we issued this morning. Additionally, much of the information we will discuss today, including the answers we give in response to your questions, may include forward-looking statements regarding our beliefs and current expectations with respect to various matters. These forward-looking statements are intended to fall within the Safe Harbor provisions of the securities laws. Our actual results may differ materially from those in the forward-looking statements as a result of various factors contained in our Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

With that, please allow me to turn this call over to our Executive Chairman, George Zoley. George?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you, Pablo, and good morning to everyone. Thank you for joining us on our first quarter 2022 earnings call. I’m pleased to be joined today by our senior management to review our financial results for the first quarter, the trends for our business segments, our updated guidance for 2022 and our ongoing efforts to deleverage and address our upcoming debt maturities. We continue to be pleased with the strength of our operating and financial results. In the first quarter of 2022, we reported revenues of $551 million, which is down less than 5% from a year ago despite the non-renewal of several of our federal Department of Justice contracts in 2021 and the ongoing challenges of the COVID-19 pandemic.

Our first quarter 2022 net income attributable to GEO was approximately $38 million. Adjusting for certain non-cash items in the first quarter a year ago, our adjusted net income per diluted share this year increased by more than 10% to $0.31 for the first quarter of 2022. Our AFFO for the first quarter increased by 5% year-over-year to $0.64 per diluted share and our adjusted EBITDA increased $0.15, 15% year-over-year to over $125 million in the first quarter.

Our diversified business units have continued to deliver better than expected performance over the last several quarters, which we believe is representative of the strength of our business. For the trailing 12 months ending on March 31, our adjusted EBITDA totaled approximately $484 million, which is the highest for any 12-month period in our company’s history.

Looking at each of our segments in more detail our Secure Services owned and leased active facilities experienced a sequential increase in compensated occupancy rates of 1% ending the first quarter of this year at 86% of capacity. Our Secure Services owned and leased segment is comprised primarily of facilities under the contract with our three federal government agency partners, the Federal Bureau of Prisons, or the BOP, the US Marshals Service and the US Immigration and Customs Enforcement or ICE.

As we have previously disclosed, the BOP and US Marshals are part of the US Department of Justice and are subject to the President January 2021 executive order which directed the US Attorney General not to renew Department of Justice contracts with privately operated criminal detention facilities. As of the first quarter of 2022, we have one company-owned facility under direct contract with BOP, which generates approximately $38 million in annualized revenues and which we expect will not be renewed when the current contract option period expires at the end of September of 2022.

We also currently have three company-owned or company-leased facilities under direct contracts with the US Marshals, annualized revenues of approximately $135 million. One of these facilities has a contract option period that was extended for 90 days at the end of March and is now set to expire on June 30, 2022, while the other two facilities have contract option periods, which expire in 2023.

At this time, our updated guidance does not include the further renewal or extension of the facility contracts set to expire on June 30, although we continue to work on options for keeping the facility in operation.

With respect to ICE, detainee populations remain below historic levels for the first quarter, in part due to a number of outstanding court orders restricting the population at ICE facilities, which address the impact of COVID-19. In addition, population levels at ICE facilities have been impacted by Title 42 public health restrictions that were enacted in March of 2020. In recent weeks, we have seen a progressive increase in detainee populations at ICE facilities.

Additionally, the administration recently announced that the Title 42 restrictions were scheduled to be lifted in late May. However, that decision is currently undergoing a legal challenge in the federal courts. In anticipation of the lifting of Title 42 restrictions the US Department of Homeland Security issued a memorandum on April 26 outlining the administration’s plan for Southwest border security prepared.

Among several pillars within this plan, DHS will surge additional resources, including personnel, medical support and facilities to support border operations, increased processing efficiency at border patrol stations and focusing on administering consequences for unlawful entry, including removal, detention and prosecution where appropriate. While the exact timing and impact of lifting Title 42 restrictions are difficult to predict as a longstanding service provider to ICE and with the US Department of Homeland Security, we believe GEO is well-positioned to help deliver diversified services and solutions to assist the federal government. At this time, our updated guidance for this year continues to assume only gradual, modest improvements in utilization rates across ICE facilities.

In a recent development, the US Court of Appeals for the Ninth Circuit relating to our California ICE facilities, the appellate court was grant – has granted the request by the State of California for what is known as an en banc hearing. This decision is in relation to lawsuits challenging a California law called AB32 which would eventually phase out federal ICE processing centers in the State of California.

GEO in the United States Federal government filed lawsuits in federal court against the State of California based on our shared view that the law is an unconstitutional attempt to limit the authority Congress gave to the Secretary of DHS to implement this country’s immigration laws and policies. While the district court ruled against GEO in the United States with respect to our claims related to our California ICE processing centers, a three-judge panel of the Ninth Circuit reversed the district court’s decision in a 2 to 1 ruling.

In October of 2021, the three-judge panel ruled that AB32 conflicts with the federal law in violation of the Supremacy Clause in the US Constitution and discriminates against the federal government in violation of the intergovernmental immunity doctrine. The State of California asked the Ninth Circuit Court of Appeals for an en banc hearing, which is now being granted, resulting in the prior decision being vacated and the case being reheard in late June of 2022, this time by a panel of 11 appellate judges.

We plan to continue to vigorously assert our position in this case, which we believe is based on well-established constitutional legal precedents regarding the federal government’s ability to implement and enforce our nation’s immigration law and policies.

Moving to a discussion of the Department of Homeland Security’s alternatives to detention programs, we have continued to see increased utilization of the Incentive, Supervision and Appearance Program, which we call ISAP. Our BI subsidiary, provides a full suite of monitoring and technology services under the ISAP contract to ensure compliance for individuals under the ISAP, for individuals undergoing the immigration review process.

As it has been publicly reported, the number of individuals enrolled in the ISAP program has continued to increase and currently exceeds 200,000 participants. In our managed-only business, our occupancy rates remain stable at 97% of capacity during the first quarter. With respect to our owned and leased reentry service facilities occupancy rates have continued to be challenged by the impact of COVID-19 and ended the first quarter at approximately 44% of capacity.

As a reminder, this segment has been one of the most impacted by the pandemic. The new intakes at residential reentry centers have significantly slowed down, and governmental agencies have opted for non-residential alternatives, including furloughs, home confinement and day reporting programs. Consistent with these trends, we continued to experience growth in our non-residential reentry business with compensated mandates increasing by 15% year-over-year in the first quarter of 2022.

And our electronic monitoring, supervision segments revenues grew by more than 45% year-over-year in this first quarter. Despite the pandemic-related challenges in our reentry services segment, we successfully renewed seven residential reentry contracts during the first quarter of 2022 with four contracts with the Federal Bureau of Prisons.

As we look forward to the remainder of this year, our operational focus remains on mitigating the challenges of COVID-19 and achieving operational excellence in all of our service lines. Recruitment and retention of our staff continues to be a top priority for our company as the labor market remains very challenging particularly at the state level. Our regional offices and our management team continue to work closely with our government agency partners and state legislative bodies to address staffing and wage challenges, which are affecting correctional facilities across the country. As a result of these efforts, we’ve been able to increase wages in a number of states, and we’re continually evaluating additional alternatives to improve our recruitment and retention efforts. At the management and board level, we continue to focus on reducing our net recourse debt. We recognize the importance of allocating capital towards de-levering and of taking several important actions over the last two years to accomplish this objective. Since the beginning of the year, we have reduced our net – since the beginning of 2020 we’ve reduced our net recourse debt by approximately $330 million, including approximately $80 million during the first quarter of 2022.

Moving forward, we expect to continue to allocate our excess cash flow towards further reduction of our net recourse debt. As we have expressed to you in the past, we believe we have a proactive and multi-faceted approach to address our future debt maturities, which includes the continued focus on net recourse debt reduction and de-levering. A comprehensive review of potential sales of company owned assets and businesses. And the ongoing discussions we’re having with our banks and our term loan lender and bondholder groups with the goal of executing a transaction or a series of transactions to further reduce our funded recourse debt and extend our debt maturities. After attaining our objective of net recourse debt reduction and deleveraging we plan to evaluate the allocation of a portion of free cash flow to fund quality growth opportunities and potentially return capital to shareholders in the future.

Finally, before turning the call over to Brian Evans, I’d like to provide you an update on our environmental, social and governance efforts. Over the last three years, we have published Comprehensive Human Rights and ESG reports which have included enhanced disclosures each year. We have made an organizational commitment to advancing our ESG goals and aspirations. To that objective, last year, we expanded our board committee structure to include a committee on Criminal Justice and rehabilitation and human rights. More recently during the first quarter of 2022, we’ve created a board committee to focus on cybersecurity and environmental sustainability. We will also undertake a human rights risk assessment and due diligence process in 2022, as discussed in our proxy statement and during our annual shareholders meeting.

We expect this process to include engagement with internal and external stakeholders and a review of our global rights policy and the refinement of its implementation and the corresponding human rights training for our employees. We look forward to continued engagement with our shareholders and other stakeholders as we evaluate additional human rights and ESG initiatives.

At this time, I’ll turn the call over to Brian Evans to address our debt reduction initiatives in more detail and review our financial results and updated guidance.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Thank you, George. Good morning, everyone. For the first quarter of 2022, we reported GAAP net income attributable to GEO of approximately $38 million. Adjusting for one-time gains in the first quarter a year ago, our adjusted net income per diluted share increased by approximately 10% to $0.31 on revenues of approximately $551 million for the first quarter of 2022. Our AFFO and adjusted EBITDA for the first quarter of 2022 increased by 5% to $0.64 per diluted share and by 15% to $125 million respectively.

Our quarterly financial performance continues to consistently exceed our expectations. And for the trailing 12 months ended on March 31, 2022, our adjusted EBITDA has now surpassed any other 12 month period in our company’s history. This remarkable performance is a testament to the strength of our Diversified Business segment, especially when considering the impact of the COVID 19 pandemic and the non-renewal of several of our federal facility contracts during 2021.

Moving to our updated financial guidance for 2022, we expect full year net income attributable to GEO to be between $145 million and $157 million on annual revenues of approximately $2.2 billion. Adjusting for extraordinary items, we expect adjusted net income to be in the range of $1.17 to $1.27 per diluted share. We expect full year 2022 AFFO to be in a range of $2.30 to $2.40 per diluted share. And we expect adjusted EBITDA to be in a range of $453 million to $471 million. For the second quarter of 2022, we expect net income attributable to GEO to be between $36 million and $39 million on quarterly revenues of $560 million to $565 million. We expect second quarter 2022 adjusted net income to be between $0.30 and $0.32 per diluted share and AFFO to be between $0.56 and $0.58 per diluted share.

Compared to our first quarter 2022 results, our second quarter 2022 guidance reflects the previously announced discontinuation of our managed-only George W Hill Correctional Facility contract in Pennsylvania, representing approximately $47 million in annualized revenues. Additionally, we experienced some favorable cost offsets during the first quarter of 2022, which we don’t expect to reoccur in subsequent quarters. Our full year guidance continues to reflect the expected non-renewal of the two Department of Justice direct contracts that have contract option periods expiring during 2022 with combined annualized revenues of approximately $90 million.

Our guidance also reflects the impact of higher wages and bonuses for our facility staff, which we have implemented working collaboratively with our government agency partners and have been largely supported by increases in our per diem rate. Additionally, at this time, our guidance does not assume a significant improvement in utilization for our reentry centers and ICE facilities, which currently remain significantly below historical levels in part we believe due to the impact of COVID. We expect our effective tax rate for the full year 2022 to be approximately 29% exclusive of any discrete items.

Finally, as we have noted previously, at this time our guidance does not reflect an increase in interest expense that could result from our ongoing discussions with our bank and our term loan lender and bondholder groups. We will update our financial guidance accordingly if we are able to complete a transaction or series of transactions. For each 1% increase in our weighted average cost of debt, our annualized interest expense would increase by approximately $18 million to $20 million based on our current net recourse debt.

Moving to an update on our engagement with our banks, term loan lenders and bondholders. Working with our financial and legal advisers, we remain engaged in discussions with our banks and with the ad hoc groups of our term loan lenders and our bondholders. Our goal with this process remains to reach agreement on and execute a transaction or series of transactions to reduce our recourse debt and extend the maturities of our outstanding senior unsecured notes, revolving credit facility and term loan on reasonable terms. We believe that our company and our creditor groups share an interest in accomplishing this goal, and we remain encouraged by our ongoing discussions with the creditor groups.

These discussions with our creditor groups generally occur on a confidential basis under non-disclosure agreements. These non-disclosure agreements expire periodically during the negotiation process and require us to disclose the current status of the negotiations so that the creditors in the various groups can freely trade in our debt securities. As we noted in the 8-K, we filed with the SEC last night, despite achieving consensus on most material terms for potential transaction or transactions, we had not yet reached a final, definitive agreement by May 2, 2022, which marked the stated expiration of the current non-disclosure agreements signed by members of our ad hoc term loan lender and bondholder groups. However, we believe that we have made meaningful progress since our first filing in January of this year, as evidenced by the summary of the most recent proposal for a potential transaction which was included in last night’s 8-K filing.

Now that we have publicly provided an update on the status of the negotiations based on indications from the advisors to our creditor groups, we plan to actively continue negotiations with our creditor groups and to facilitate such ongoing negotiations, we expect to enter into new non-disclosure agreements with members of our ad hoc term loan lender and bondholder groups shortly. While there can be no assurances and while market and credit conditions can change at any time, we believe that a potential transaction or transactions can be completed on satisfactory terms.

As currently structured, the proposal requires approval from the company’s lenders, including most of the banks in our revolving credit facility for it to move forward. In addition, we plan to continue to examine other options to address our funded recourse debt and our near-term maturities. We will continue to exit – execute our multifaceted approach of focusing on deleveraging our balance sheet.

Since the beginning of 2020, we have reduced net recourse debt by approximately $330 million, including approximately $80 million during the first quarter of 2022. As of March 31, 2022, we had close to $600 million in unrestricted cash on our balance sheet. Taking into account our cash on hand, our net recourse debt currently stands at approximately $2 billion not including non-recourse debt finance lease obligations or the mortgage loan on our corporate headquarters.

We plan to continue to focus on net recourse debt reduction going forward consistent with our previously articulated objective of reducing net recourse debt by at least $150 million to $200 million annually. We have also been exploring opportunities to sell company-owned assets and businesses over the last 18 to 24 months. Through the end of April of 2022, we have completed sales transaction involving facility assets, business segment contracts and land totaling close to $70 million in proceeds, which represents substantial progress towards our previously articulated goal of between $100 million and $150 million in proceeds from sales.

At this time, I will turn the call over to James Black for a review of our GEO Secure Services segment.

James H. Black

Senior Vice President, President Secure Services, The GEO Group, Inc.

Thank you, Brian. Good morning, everyone. It is my pleasure to provide an update on GEO Secure Services. During the first quarter of 2022, our operational efforts have remained focused on the continued mitigation of COVID-19. While we are currently experiencing the lowest level of COVID cases in our secure services facilities since the beginning of the pandemic, our staff and management teams remain vigilant in the implementation of our mitigation strategies. The steps we have taken from the start of the pandemic have been consistent with the guidance issued by the Centers for Disease Control and Prevention. We continue to provide access to paid time off for our employees and paid leave, so that they are able to remain home as needed.

And we continue to make face masks and cleaning supplies available across our facilities. We made a significant investment of $2 million to deploy Abbott rapid test devices across our facilities, and we continue to focus on testing as a key mitigation tool. We also invested $3.7 million to install bipolar ionization systems at select Secure Services facilities to reduce the spread of airborne bacteria and viruses. And we are working closely with our government agency partners and local health departments to continue to make vaccines available to those entrusted to our facilities. We will continue to evaluate our mitigation steps and make adjustments and based on updated guidance by the CDC and other best practices.

During the first quarter of 2022, our employees and facilities also achieved several important milestones. Our facilities successfully underwent 30 audits, including internal audits, government reviews, third-party accreditations and certifications under the Prison Rape Elimination Act. Six of our Secure Services facilities received accreditation from the American Correctional Association with an average score of 99.7%, with two of those facilities achieving a perfect accreditation score of 100%.

Additionally, three of our Secure Services facilities received the US Department of Justice certification under the Prison Rape Elimination Act, with all three facilities exceeding standards in several areas. Our GTI transportation division safely completed approximately 2.6 million miles driven in the United States and overseas during the first quarter of 2022. Every quarter our Secure Services facilities achieved several operational milestones, which are underpinned by the commitment to operational excellence of our employees. We are grateful for their continued dedication and hard work.

Moving to a review of the trends impacting our government agency partners starting at the federal level. As of the first quarter of 2022, we have only one remaining company owned facility under direct contract with the Federal Bureau of Prisons and that’s the 1,800-bed North Lake Correctional Facility in Michigan.

As we have noted previously, we expect this contract to not be renewed when the current option term expires at the end of September 2022. We have enjoyed a decade’s long partnership with the BOP. And our facilities have provided high quality support services during times when the federal prison system was facing overcrowding challenges. However, over the last 10 years, the BOP populations have declined and this trend was accelerated by the COVID pandemic. And in January of 2021, the President signed an executive order directing the US Attorney General to not renew Department of Justice contracts with privately-operated criminal detention facilities.

Unlike the BOP, US Marshals populations have remained stable over the last several years. The US marshals house pre-trial detainees who are facing criminal charges or awaiting sentencing in federal courts. The US Marshals Service does not own or operate detention facilities. The agency contracts for detention capacity, primarily through intergovernmental agreements and to a lesser extent, direct contracts with private sector service providers. Currently, we have three facilities under direct contracts with the US Marshals. And as mentioned previously, our contracts for one of those facilities was recently extended for 90 days through the end of June 2022.

Although, we continue to work on options for keeping the facility in operation, our current guidance does not include this contract being further renewed or extended at the end of June. With respect to ICE, the processing centers the agency relies on continue to face restrictions related to COVID-19. As a result, the utilization of ICE processing centers remained below historical levels. Last month, the administration announced that Title 42 public health restrictions would be lifted in late May. While this decision is currently subject to a legal challenge in the federal courts, the US Department of Homeland Security has released a plan for Southwest border security and preparedness.

Under this plan, DHS will surge resources, including personnel, transportation, medical support and facilities to support border enforcement. The plan will also seek to increase processing efficiency at border patrol stations and focus on administering consequences for unlawful entry, including removal, detention and prosecution when appropriate. With respect to funding levels for ICE, in early March, the US Congress approved the fiscal year 2022 Appropriations Bill funding the federal government through the end of September. Under the enacted Appropriations Bill, ICE is currently funded for 34,000 detention beds. Appropriation bills for the upcoming fiscal year, which began on October 1, are currently under consideration by Congress.

As a service provider to ICE and DHS, our focus continues to be on providing high quality support services and being prepared to respond to the department and agency needs. The ICE processing centers where GEO provides support services, offer 24/7 access to quality healthcare, access to legal counsel, culturally sensitive meals approved by registered dietitians, access to faith-based and religious opportunities and enhanced recreational amenities including artificial turf soccer fields, covered pavilion and exercise equipment.

Moving to our state government agency partners. Nationwide, correctional agencies continue to face significant challenges in the recruitment and retention of staff as a result of a challenging labor market. Over the last year, we have worked closely with our state government agency partners and legislative bodies to increase wages and bonuses at a number of our facilities. We are continuing to explore other initiatives to improve the recruitment intent and retention of staff, which may include paying additional bonuses, enhancing paid time off policy, and finding alternatives to address the challenges of finding adequate and affordable housing.

With respect to recent contract activity in early April of 2022, we completed the previously announced transition of the George W. Hill Correctional Facility in Pennsylvania to county management. In Arizona, we were recently identified as the sole bidder in a competitive procurement for the Phoenix West Correctional and Rehabilitation Facility, and we expect the procurement process to conclude in the near future. In Alabama, we completed the sale of our Idle Perry County Correctional Facility to the State of Alabama in April.

Additionally during the most recent legislative sessions, several of our state and government partners considered a number of initiatives to replace older prison infrastructure with more modern facilities under public-private partnerships. In Arizona, the state has previously announced the closure of several older prisons to be replaced with the increased use of public-private partnership facilities. In Georgia, the state budget included funding for the state to purchase or lease a public-private partnership facility and separately build a new prison. In Florida, the state legislature approved the construction of one new 4,500-bed correctional facility as part of its correctional modernization program. Similarly several other states are considering replacement facilities to replace older prisons.

At this time, I would like to turn the call over to Ann Schlarb for a review GEO Care.

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

Thank you, James, and good morning, everyone. I’m pleased to provide an update on our GEO Care business unit, which includes our reentry services and electronic monitoring and supervision segments, as well as our GEO Continuum of Care programs. Consistent with the efforts of our Secure Services facilities, our GEO Care facilities and programs have remained focused on mitigating the impact of the COVID-19 pandemic, implementing strategies and practices that are consistent with the guidance issued by the CDC, our efforts continue to be focused on increased sanitation, testing, deploying facemasks and additional screening measures for entry into our facilities. Ensuring that our employees have access to paid leave and paid time off to remain home if needed also remains a top priority. We will continue to evaluate these steps and make adjustments based on updated guidance by the CDC and other best practices.

Moving to a review of our business segments, our residential reentry services facilities continue to operate significantly below historical occupancy levels. The COVID-19 pandemic has had a significant impact on utilization rates at our residential reentry centers. Government agencies throughout the country have prioritized placement of individuals as the non-residential alternatives, including furloughs, home confinement, data reporting and electronic monitoring programs. Despite a challenging operating environment, we have continued a successful streak of contract renewals with seven GEO reentry services contracts renewed during the first quarter of 2022. Additionally, two of our residential reentry centers received accreditation from the American Correctional Association in the first quarter of 2022 with an average score of 99.8%, including one perfect accreditation score of 100% and two other residential reentry centers received US Department of Justice certification under the Prison Rape Elimination Act, both exceeding standards in several areas.

While residential re-entry centers have been negatively impacted by the pandemic, these trends have had the opposite effect on our non-residential programs, which have continued to experience strong growth. In the first quarter of 2022, our non-residential reentry compensated mandates increased by 15% year-over-year, with quarterly revenues increasing to $22 million. Our Electronic Monitoring and Supervision segment also continued to experience strong growth during the first quarter of 2022, with quarterly revenues increasing by more than 45% year-over-year. BI provides a full suite of electronic monitoring and supervision solutions products and technologies on behalf of federal, state and local agencies across the country. At the federal level, BI provides technology solutions, holistic case management, supervision, monitoring and compliance services under the Intensive Supervision and Appearance Program or ISAP, which is a key component of the alternatives to detention under the US Department of Homeland Security.

BI has provided services under this program since 2004 and is currently operating under a five year contract that is effective through July of 2025. As has been publicly reported, the number of individuals enrolled in the ISAP program has continued to grow and currently stands at more than 200,000 participants. Earlier this year, ICE issued a competitive procurement for a new alternative to detention program, which is incremental to ISAP and involves young adults. This new program is expected to have approximately 16,000 participants and will likely closely resemble the Family Case Management program that ICE implemented seven years ago, which Geo Care implemented back then. We plan to bid on this new program for young adults, and we believe that we are well-positioned for this procurement, given BI’s unparalleled capabilities and scope.

Finally, I’d like to highlight that we recently published our 2021 annual report on the GEO Continuum of Care, which is publicly available on our website. The report highlights the achievements of our GEO Continuum of Care facilities in 2021, which completed approximately 2.8 million programming hours, while awarding approximately 2,100 high school equivalency degrees, 6,800 vocational certifications and 5,500 substance abuse treatment completions.

Our GEO Continuum of Care integrates enhanced in custody rehabilitation, including cognitive behavioral treatment with post-release support services that address community needs of released individuals, including housing, food, clothing, transportation and employment assistance. Between the beginning of 2016 and the end of the first quarter of 2022, the GEO Continuum of Care has allocated over $7 million in funding to support grants for released individuals to assist them with these basic community needs.

To our knowledge, the scope and substance of our award winning GEO Continuum of Care program is unparalleled. We believe it provides a proven, successful model on how the 2.2 million people in the US criminal justice system can be better served and changing their lives. We are grateful for the continued dedication and commitment of our frontline employees. They have delivered high-quality rehabilitation and reentry services to those in our care, despite the difficult challenges of the COVID-19 pandemic. At this time, I’ll turn the call over to Jose Gordo for closing remarks.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

Thank you, Ann. We continue to be pleased with our strong operational and financial performance. Our robust results have allowed us to make substantial progress towards our objective of reducing net recourse debt. Since the beginning of 2020 we have been able to reduce net recourse debt by approximately $330 million.

Our management team acknowledges the concerns related to our ability to access financing in the future. Therefore, we recognize the importance of allocating capital towards debt reduction and we are working diligently to address our debt maturities. We are continuing to work on our multifaceted approach, which includes a continued focus on net resource debt reduction, a comprehensive review of potential sales of company-owned assets and businesses and the ongoing engagement with our banks and with our lender and bondholder groups.

Our goal with this process remains to be able to reach agreement on and execute a transaction or series of transactions to reduce our recourse debt and extend the maturities of our outstanding senior unsecured notes, our revolving credit facility and our term loan all on reasonable terms. We are encouraged by the progress we’ve made since we began these discussions. And while market and credit conditions can change at any time and there can be no assurances, we believe that a potential transaction or transactions can be completed on satisfactory terms.

As we continue these productive discussions, we also plan to continue to evaluate other capital structure alternatives with the assistance of our financial and legal advisors. As we have expressed in the past after attaining our objective of net recourse debt reduction, we plan to evaluate the allocation of a portion of free cash flow to fund quality growth opportunities and potentially return capital to our shareholders in the future. We believe that our continued financial performance is representative of the strength of our business and investment strategy. Our strong cash flows are supported by valuable company-owned real estate assets and diversified contracts entailing essential government services ranging from secure residential care to community based and technology solutions.

That completes our remarks, and we will be glad to take questions.

Question And Answer Section

Operator

We will now begin the question-and-answer session. [Operator Instructions] The first question is from Joe Gomes of Noble Capital. Please go, please go ahead.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Good morning, nice quarterly results. Thanks for the in-depth presentation.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

You’re welcome.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

So you mentioned a couple of times about, the COVID restrictions still on ICE facilities. I was wondering if you kind of give us a little more in-depth detail there. Is there a certain occupancy level that the facilities are restricted at? And if so, what is that level for the facilities under these COVID restrictions? And what else is there under those that may be preventing you from increasing occupancy at those ICE facilities?

James H. Black

Senior Vice President, President Secure Services, The GEO Group, Inc.

Right now, those restrictions are at 75% capacity for the ICE facilities.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And — thank you for that. And with the, hopefully the end of Title 42, and reading the same reports, I’m sure that you guys are reading, although you’ve got more feet on the ground than myself. The expectation is there’s going to be a surge coming across the border given that there’s already a capacity restriction on the ICE facilities as ICE in talking with you guys about additional potentially opening up some additional facilities to handle some of this potential surge?

James H. Black

Senior Vice President, President Secure Services, The GEO Group, Inc.

ICE is aware of our capacities that all of our vacant facilities and we’ve had frequent discussions with them for utilization of the beds that we have available.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Also kind of switching gears here for a second. And you guys — you talk about the alternatives to the detention program and in that memorandum that DHS put out, they discussed I believe expectations that program could hit 600,000 participants by year-end. What could this potentially mean for GEO if such a number were to hit? And do you have the capacity to handle if the program increased from the 200,000 people today up to 600,000?

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

This is Ann and thank you for your question. I think the scalability we’ve shown in growing to over 200,000 indicates our capabilities. And we’re fortunately it’s a program that is quite scalable with individuals, our employees, locations and technology. So we do have the ability to expand the capacities that ICE might request.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Would you have to make any significant capital expenditures to do that?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Say again?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Capital expenditures...

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, there’s – there is equipment.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

CapEx.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah, there is [indiscernible] (00:47:18). But right Joe, so there is obviously there is equipment. So as more participants are brought online, there is an increasing level of capital. But the way to look at is, I would say self-funding or for the most part that equipment is used within a year or less and it pays for itself. Also, some of the technology that is used is application based or it’s leased into the model. That’s just part of the cost of using that piece of technology. So there’s really no CapEx related to that. So you can’t just linearly think that if it grows to, whatever number that there’s going to be a necessarily equivalent amount of increase in capital. It’s really going to depend on what the government does and how they choose, what different products that we make available to them. Some of those require capital. Some of them don’t.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thanks. Thanks for the color there. And I know during the height of COVID...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

But Joe and if I can just add one – just if I can? Joe can you hear me? If I can just clarify...

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Sure.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

But either way, under any circumstance where the program grows, the net cash flow that comes from the program will grow. It will use capital in some way, shape or form to support that growth. But on a net basis, it’s going to generate more cash flow within the year. Does that make sense?

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Yeah. Yeah.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

It’s not like a correctional facility where you spend $100 million. And we expect an ROI of 13% to 15%, which implies a six or seven-year payback. It’s much more rapid than that.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thanks for the clarification. And so, during the height of COVID, the US court system was pretty much shut down. And I know it has been slowly reopening here. Any feel for your guys [indiscernible] (00:49:34) on how open is the US court system? Is it back to kind of full capacity? Because usually that means the potential for additional participants in – that they are detainees at the US Marshals level?

James H. Black

Senior Vice President, President Secure Services, The GEO Group, Inc.

I don’t think there’s been much change there.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

We’re not aware of much change in the court system, but in ICE facilities, I think we’ve been asked to expand our capabilities regarding virtual...

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Virtual visitation.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...virtual visitation and with attorneys and with the ICE staff, that would be located in other remote areas.

Operator?

James H. Black

Senior Vice President, President Secure Services, The GEO Group, Inc.

No, that’s fine.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

I’m still here. Can you guys still hear me?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah. Yeah we can.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Go ahead Joe.

James H. Black

Senior Vice President, President Secure Services, The GEO Group, Inc.

Yes.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

So did you get that last part?

Joe Gomes

Analyst, Noble Capital Markets, Inc.

One last one for me?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Yes, yes, about the ICE staff and the attorneys and yes. So obviously you did a really nice job here in the quarter, you raised guidance over where you were in the fourth quarter.

And as you mentioned on the adjusted EBITDA that even in these challenging times, it’s the highest level it’s ever been on a trailing 12-month basis. But just kind of looking at it and say, where are you finding the leverage here? Even though revenues are, let’s call it flattish and the guidance, the adjusted net income per share range has gone up, AFFO has gone up, adjusted EBITDA has gone up. So just trying to get a better idea of what’s going on behind the scenes, that allows you guys to continue to post forecast better, numbers even though kind of on a flat revenue basis. Thank you.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Sure. So I think, some of the flat revenue is just a transition between the facilities that are inactive and will be in – the annualized impact of that inactive – those inactive facilities, that mostly occurred last year. But as George mentioned, and I think I mentioned two additional facilities that may go inactive this year, offset to some degree by better cost within our operations, particularly in facilities, as we’ve mentioned, where occupancy levels are low and where there may be fixed payments that are tied to higher expected occupancy levels. So our costs are below normal and we’re operating those facilities very efficiently right now. And then the other piece is as Ann mentioned is the growth in BI overall, but in particular, the ISAP contract, which is it’s a technology-based service, so it has decent margins. So that is also offsetting some of that revenue reduction that is coming from the secure services side. And we...

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Great. Thanks for that and keep up the good work, guys.

Operator

The next question is from Mitra Ramgopal at Sidoti. Please go ahead.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Yes. Hi. Good morning and thanks for taking the questions. First, just Brian I wanted to get a little more color in terms of the operating expenses in the first quarter. I believe you mentioned there were some favorable items that would not be reoccurring. Just wanted to get a sense of how much that helped during the quarter?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

I think there was probably about $4 million to $5 million we had an insurance recovery from one of our insurance programs that was about $2 million or so. And then we had a couple million in net favorable adjustments to some reserves. So that that’s primarily what drove those one-time sort of adjustments that we wouldn’t necessarily expect going forward.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. That’s great. And then I know quickly on the tax rate, I think for the year you’re expecting the effective rate to be around 29%. I know 1Q is a little higher so we should expect that maybe to come in a little over the remaining quarters to get to that at 29%. Is that the way to look at it?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yes, the first quarter was a little bit higher due to some timing differences around some of the equity compensation programs. And it just hit in the first quarter, but I think the rest of the year will average out to that 29%.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Great. And then how should we think of your ability to maybe – so how much leverage would do you have on the G&A side as the business sort of or environment normalizes a little post-COVID?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

I think we believe that G&A has overhead structures properly set for the size of the company and we can leverage off that for additional growth as appropriate.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. That’s great. And then curious on the labor market, I believe on the federal side, it’s less of an issue, but on a state level, just wondering in how things are going as in terms of your ability to attract employees to meet capacity?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

In cooperation with our state partners, additional funding has been made available through the legislature for increased wages in a number of states in which we operate, from Florida, Arizona and Oklahoma.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks. And just curious, I see for example, state like New York becoming less aggressive in terms of prosecuting maybe some crimes that they might have done in the past. Curious if you’re seeing any impact on that, on your business or still too early?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, I’m not aware of any significant impact in our state business as a result of any reform legislation on criminal justice.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks. And then on the BI side, it’s obviously growing really nicely and you are investing in CapEx, scale that business. Just curious, in terms of maybe the run rates you were looking at this year, if we should expect that to continue over the next few as this business really continues to grow above average?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

So we have assumed some continued growth, and obviously we expect it to continue to grow over the years. But we are at a rapid or accelerated rate of growth over the last year and a half. As you know we’ve said I think about a year and a half ago, the participant level was around 80,000 to 90,000 and today it’s over 200,000 in the ISAP program alone. And then obviously some of the other programs are expanding as well. But we don’t we hope that it continues to grow at that level. But we don’t — we’re not projecting that into our estimates for this year or next year. I think our estimates are more modest. So to the degree that this level of growth continues or continues for an extended period of time, then we’ll have an opportunity for some better performance as a result of that.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks for taking the questions.

Operator

[Operator Instructions] The next question is from Kevin O’Brien of Imperial Capital. Please go ahead.

Kirk Ludtke

Analyst, Imperial Capital LLC

Hello. This is Kirk Ludtke from Imperial. Can everyone hear me?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yes.

Kirk Ludtke

Analyst, Imperial Capital LLC

Hi. Well, thank you for taking the question. A couple of follow-ups. One on monitoring what percentage of the people being monitored under ISAP would have been detained otherwise?

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

We don’t know the answer to that. ICE makes all the referrals and makes the decisions about detention or alternatives to detention.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. What’s I mean – my impression has been historically that it’s relatively low. Is that safe to say?

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

I really would be uncomfortable giving an answer one way or another because it’s really ICE making the referrals. I think you can look at detention beds, you can look at the number of participants on ISAP and draw some conclusions.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. Thank you. With respect to the success of monitoring, can you maybe talk a little bit about compliance and, is the program, having the desired impact on compliance.

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

So are you talking specifically about the ISAP program?

Kirk Ludtke

Analyst, Imperial Capital LLC

Correct.

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

Okay. Our contract with the DHS. I would refer you to, Secretary Mayorkas had a hearing on April 27 with the House appropriators, and he basically stated that we’re seeing a response of this rate that is very high as we exercise our alternatives to detention and our supervisory capability. So in the department’s words, yes. And as we look back, we’ve operated this program for about 18 years now. And each year, we provide a report and outcomes to ICE and have each year been able to show high compliance rates with both court hearings attendance and compliance with the program’s overall.

Kirk Ludtke

Analyst, Imperial Capital LLC

Great. I’ll look into that. Thank you.

Ann M. Schlarb

Senior Vice President & President-GEO Care, The GEO Group, Inc.

You bet.

Kirk Ludtke

Analyst, Imperial Capital LLC

Changing topics. You mentioned AB32 a couple of times. ICE is the primary contractor at looks like five of the seven facilities you own in California?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Correct.

Kirk Ludtke

Analyst, Imperial Capital LLC

Does California assume border enforcement if the state prevails on Title, excuse me, on AB32?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, it would not. It doesn’t have that legal authority, to our understanding.

Kirk Ludtke

Analyst, Imperial Capital LLC

So who would enforce the border in California if the state prevails?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I believe the Department of Homeland Security is authorized by Congress to enforce immigration laws. And just going back to your previous question, I think all detention and all participation in the ISAP program is done on a selective basis. If you’re aware of the large numbers of people coming across the border, there aren’t enough detention beds that are contracted or capacity within our company under the ISAP program to take everyone who comes across the border. So ICE makes those decisions as to, using, I guess congressional guidance as to who they think requires detention and who is an appropriate participant in the ISAP program. They do that. We don’t. And the resources to detain or put everybody under ISAP are limited.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. Thank you. That’s helpful. Yeah, I’m — I’ve been under the impression that the ISAP revenue was incremental to your other businesses.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

It is incremental and its growth is historically unprecedented, but we are keeping up with that growth. We work with our service providers and contractors, vendors, to forecast future growth and make sure we have all of the equipment and supplies necessary for that growth.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. Thank you. And then one last, if I may, with respect to labor. It – can you talk a little bit about the change in staffing year-over-year? And I know that there’s some turnover also so I’m just curious how many people you actually have to hire in 2022 to meet your staffing goals?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah. In the federal facilities I think there was not much of a problem because those facilities have the highest levels of compensation. It’s in the state facilities there was a turnover and fortunately most of our state clients have authorized additional funding to increase not only their wages for correctional officers, but ours as well.

Kirk Ludtke

Analyst, Imperial Capital LLC

Right. I’m just curious if there’s a – because I suspect when you have to hire someone new, it’s at a higher wage rate. And I’m just trying to quantify the impact of the — where we are in terms of a labor rates?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, the wage rates, that George is speaking to the, we’ve given those pay increases to all of our existing staff already and the new staff will start at those higher wages. And we’ve also factored those wage increases plus where appropriate revenue offsets into our forecast for the balance of the year.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. I appreciate it. Thank you.

Operator

This concludes our question-and-answer session. I would like to turn the conference back over to George Zoley for closing remarks.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Okay. Thank you for your participation in this call. We look forward to addressing you three months from now.

Operator

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.